                        SUSTAINABLE GROWTH ADVISERS, LP

                                   ----------

                               COMPLIANCE MANUAL

                                      AND

                                 CODE OF ETHICS

                          JULY 2003 REVISED JUNE 2005

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This Manual is the sole property of Sustainable Growth Advisers, LP (the "Firm")
and must be returned to the Firm should an employee's association with the Firm terminate for any reason. The contents of this Manual are confidential.
Employees may not reproduce, duplicate, copy, or make extracts from or abstracts of this Manual, or make it available in any form to non-employees.

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                        SUSTAINABLE GROWTH ADVISERS, LP

                                      INDEX

                                                                         Page
                                                                     -----------
Introduction                                                         2

PART I
   General                                                           4

PART II
   Trading Restrictions
      Insider Trading and Manipulative Practices                     4
      Allocations of Trades                                          7
      Direct Brokerage and Soft Dollar                               10
      Principal and Agency-Cross Transactions                        12
      Personal Trading                                               13
      Front Running                                                  16

PART III
   Client Solicitation                                               16

PART IV
   Employee Conduct
      Conflicts of Interest                                          18
      Government and Industry Regulators                             19
      Publicity; Dealing with Media                                  20
      Directorships; Outside Activity                                20
      Confidentiality                                                21
      Involvement in Litigation                                      21
      Annual Acknowledgement                                         21

PART V

   Harassment                                                        22

PART VI
   Electronic Communications and Internet Policy                     22

PART VII
   Compliance                                                        22

PART VIII
   Employment at Will                                                23

ANNEX A
Policy and Procedures Designed to Detect and Prevent Insider
   Trading

   Section I   Policy Statement on Insider Trading                   A-1
   Section II  Procedures to Implement the Firm's Policies
                  Against Insider Trading                            A-5
   Section III Supervisory Procedures                                A-8

ANNEX B
Anti-Harassment Policy

   Section I   Definition of Harassment                              B-1
   Section II  Definition of Sexual Harassment                       B-3
   Section III Individuals Covered                                   B-4
   Section IV  Reporting and Investigation a Complaint               B-5

ANNEX C

Electronic Communications and Internet Use Policy                    C-1

   Business Use                                                      C-1
   Confidential Information                                          C-2
   Access to Information                                             C-3
   Not Privacy Rights                                                C-3
   Enforcement of this Policy                                        C-4

EXHIBIT A
   Personal Security Trading Request Form                            Exhibit A-1

EXHIBIT B
   Employee Annual Acknowledgement Form                              Exhibit B-1

                                  INTRODUCTION

          Sustainable Growth Advisers, LP (the "Firm"), maintains a policy of requiring full compliance with all applicable Federal, state and local laws, rules and regulations.

          Although this Compliance Manual and Code of Ethics (this "Manual" ) is lengthy, it is imperative that all partners, members and employees of the Firm (each, an "Employee"; collectively, the "Employees") read, understand and adhere to the policies set forth herein. Failure to do so may result in severe criminal and civil legal penalties against the Firm, the investment funds or managed accounts managed by the Firm (each, an "SGA Company"; collectively, the "SGA Companies" ) and the Employee involved, as well as sanctions (which may include dismissal) by the Firm against the Employee. Therefore, the Employee has an obligation to report any actual or potential violations of this policy immediately to the Chief Compliance Officer or to a Principal of SGA.

          This Manual does not attempt to serve as an exhaustive guide to every legal, regulatory and compliance requirement applicable to the types of activities in which the Firm and its Employees may be involved in the course of conducting the business of the Firm. Rather, this Manual is intended to summarize the principal legal, regulatory and compliance issues relating to the Firm and its Employees, and to establish general policies and procedures governing the conduct of the Firm's business. Mary Greve, who serves as the Firm's Chief Compliance Officer (the "Chief Compliance Officer"), is available to address any questions or concerns relating to such policies and procedures, their interpretation and application.

          This Manual is not a contract of employment and does not create any express or implied promises to any Employee or guarantee any fixed terms. This Manual does not alter the "employment at will" relationship in any way. Employment at will means that either an

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Employee or the Firm may terminate the employment relationship for any reason at any time, with or without notice.

          Personnel policies and procedures are subject to modification and further development. The Firm, in its sole and absolute discretion, may amend, modify, suspend or terminate any policy or procedure contained in this Manual, at any time without prior notice. The Firm has sole and absolute discretion to interpret and apply the policies and procedures established herein and to make all determinations of fact with respect to their application.

          Each Employee must acknowledge in writing that he or she has received a copy of, has read and understands, and commits to comply with, this Manual and the policies and procedures established herein.

                                     PART I

                                    GENERAL

          The Firm is an investment adviser registered with the Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended (the "Advisers Act" ). This Manual has been developed to set forth the procedures and policies that are followed by the Firm relating to its investment advisory business. It is designed to be a permanent record of the requirements and standards applied by the Firm in complying with laws and regulations applicable to its investment advisory activities.

          The Firm is subject to rigorous fiduciary obligations and legal and regulatory requirements. The policies and procedures applicable to the conduct of the Firm's investment advisory business are based on general concepts of fiduciary duty, specific requirements of the Advisers Act applicable to registered investment advisers, Federal securities laws, and internal policies and procedures adopted by the Firm. The Firm's policies and procedures are intended to ensure the highest standards of professional conduct, whether or not required by law or regulation.

                                     PART II

                              TRADING RESTRICTIONS

          2.1 INSIDER TRADING AND MANIPULATIVE PRACTICES.

          (A) INSIDER TRADING.

          Federal and state securities laws prohibit any purchase or sale of securities on the basis of material nonpublic information about the security or its issuer which was improperly obtained, or was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, "tipping" of others about such

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information is prohibited. The persons covered by these restrictions are not only "insiders" of publicly traded companies, but also any other person who, under certain circumstances, learns of material nonpublic information about the security or its issuer, including, but not limited to, employees, outside attorneys, accountants, consultants or bank lending officers.

          Violation of these restrictions by the Firm or an Employee can have severe consequences for the Firm, the SGA Companies and the Employee. Penalties for trading on or communicating material nonpublic information include imprisonment for up to 10 years, and a criminal fine of up to $1,000,000 or three times the profit gained or loss avoided. The Firm may also be held liable for failing to take measures to deter securities law violations, where such failure is found to have contributed to or permitted a violation.

          In view of these prohibitions, the Firm has adopted the general policy that Employees may not trade -- for the account of the Firm or any of the SGA Companies, or any personal trading account over which an Employee exercises control -- in the securities of any company about which an Employee possesses, or is aware that the Firm possesses, material nonpublic information, or "tip" others about such information. All Employees must exercise utmost care to adhere to this policy and take all reasonable steps to ensure that the Firm and other Employees adhere to this policy.

          Any Employee who believes that he or she, or the Firm, may be in possession of material nonpublic information concerning an issuer's securities should:

               (i) immediately report the matter to the Chief Compliance Officer (or, in her absence, to Gordon M. Marchand, a Principal of the Firm);

               (ii) not purchase or sell any such securities on behalf of himself or herself or others, including the Firm and the SGA Companies; and

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               (iii) not communicate the information to anyone inside or outside the Firm, other than the Chief Compliance Officer (or, in her absence, Gordon Marchand).

          In addition, Employees should immediately inform the Chief Compliance Officer (or, in her absence, Gordon Marchand) if they become aware of any actual or potential violation of this policy by another Employee.

          The prohibition on insider trading is a complicated subject that is not easily susceptible to reduction to a few general principles. Accordingly, the Firm has prepared and adopted a statement of Policies and Procedures Designed to Detect and Prevent Insider Trading. Due to the scope and length of this statement, it is attached as Annex A to this Manual rather than incorporated into the text of this Manual. All Employees must read and adhere to the restrictions outlined in Annex A.

          (B) MANIPULATIVE PRACTICES.

          Section 9(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange, creating actual or apparent active trading in such security, or raising or depressing the price of such security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 promulgated under the Exchange Act has been interpreted to proscribe the same type of trading practices in over-the-counter securities.

          The thrust of these prohibitions against manipulative trading practices is that no trader should, alone or with others:

               (i) engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

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               (ii) engage in trading or apparent trading activity for the purpose of causing the price of a security to move up or down, and then take advantage of such price movement by buying or selling at such "artificial" price level.

          It is understood that buy or sell programs may cause stock prices to rise or fall. Therefore, "legitimate" trading activities resulting in changes in supply and demand are not prohibited. As outlined above, Section 9(a)(2) prohibits activity where the purpose of the activity is to artificially affect the price of a security through trading.

          (C) PRACTICES AND REQUIREMENTS RELATING TO REGISTERED INVESTMENT COMPANIES

     It shall be unlawful for any employee of the Firm in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company -

1) To employ any device, scheme or artifice to defraud such registered investment company;

2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3) To engage in any act, practice, or course of business which operates, or would operate, as a fraud or deceit upon any such registered investment company; or

4) To engage in any manipulative practice with respect to such registered investment company.

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          2.2  ALLOCATIONS OF TRADES.

          The Firm has a fundamental fiduciary duty to act in the best interests of each SGA Company, with undivided loyalty to that Company. The Firm's duty of loyalty to one SGA Company may potentially conflict with its duty of loyalty to another such Company, particularly with respect to allocations of trades. In order to resolve this inherent potential conflict of interest among the SGA Companies, the Firm has adopted a policy to provide equal and fair treatment to all SGA Companies consistent with the Firm's duty of loyalty to its advisory clients. In particular, trades may not be allocated to one SGA Company over another SGA Company in order to, among other things: (i) favor one SGA Company at the expense of another SGA Company; (ii) generate higher fees paid by one SGA Company over another SGA Company, or produce greater performance compensation to the Firm; (iii) develop a relationship with an investor in one SGA Company or with a prospective client; (iv) compensate an investor for past services or benefits rendered to the Firm, or induce future services or benefits to be rendered to the Firm; or (v) equalize performance among different SGA Companies, or for any other similar reason.

          Allocations of trades among the SGA Companies should be made in accordance with the following principles:

               (a) Any allocation of securities among SGA Companies should be made in a manner consistent with such Companies' respective investment objectives. It is understood that a diversity of objectives, risk tolerances and tax situations, and differences in the timing of capital contributions and withdrawals, may result in differences among SGA Companies in invested positions and securities held, and consequently in performance, even when such Companies share the same investment program.

               (b) Buy or sell programs in a particular security should be allocated among all SGA Companies for which such program is appropriate. To the extent possible, all SGA Companies participating in a buy or sell program should receive equivalent treatment based on the capital of each. The allocations for SGA Companies participating in the same buy or sell program should be determined prior to the time an order is placed, and such allocation should be memorialized in writing. Permissible reasons why pari passu allocations may not occur in every situation include, among others: (i) divergent tax situations and considerations; (ii) relative sizes of the buying accounts; (iii) different investment strategies; (iv) different risk parameters; (v) commission costs of allocating limited purchases or sales among several SGA Companies; (vi) supply or demand for a security at a given price level; (vii) size of available position; (viii) liquidity requirements or availability of cash; (ix) ability to margin the buying accounts; and (x) investment restrictions.

               (c) The Chief Compliance Officer may approve deviations from an allocation plan. A written memorandum detailing the reason for the requested deviation must be filed with the Chief Compliance Officer. The Chief Compliance Officer shall approve or reject the requested change by the morning of the business day following the day the relevant trade has taken place.

               (d) Each SGA Company for which a given security is purchased or sold by the Firm during a trading day should receive the average price obtained on all purchases or sales by the Firm of that security made during that day.

               (e) A "fill" may be allocated among participating SGA Companies to the extent of "round lots", i.e., a "fill" does not have to be broken into "odd lots" in order to achieve parity of allocation.

               (f) Partially filled orders shall be allocated ratably based upon the written allocation statement.

               (g) Transactions involving fewer than 1,000 shares shall be allocated in a manner deemed appropriate under the circumstances in light of the foregoing principles.

          2.3  DIRECTED BROKERAGE AND SOFT DOLLARS.

          From time to time, the Firm may effect transactions for SGA Companies with brokers who provide the Firm with research or brokerage products and services (collectively, "soft dollar items" ) providing lawful and appropriate assistance to the Firm (or the relevant affiliate) in the performance of their investment decision- making responsibilities. The negotiated commissions paid to broker-dealers supplying soft dollar items may not represent the lowest obtainable commission rates. In any such arrangement, it must be determined in good faith by

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the Firm that the broker provides "best execution", i.e., that the amount of the commission paid is reasonable in relation to the value of the soft dollar items provided by the broker-dealer, viewed in terms of either the particular transaction or the Firm's overall responsibilities with respect to the SGA Companies.

          The Firm complies with the safe harbor created by Section 28(e) of the Exchange Act relating to soft dollar items and directed commissions. Accordingly, the Firm uses soft dollars to pay only for research and brokerage-related items. Where a product or service obtained with soft dollars provides both research or brokerage, and non-research or non-brokerage, assistance (i.e., a "mixed-use" item), a reasonable allocation of the cost which may be paid with soft dollars shall be made. Any allocation with respect to the cost that may be paid with soft dollars for mixed-use items shall be substantiated with a written memorandum explaining the allocation. The memorandum shall be approved by the Chief Compliance Officer.

          [From time to time, the Firm may execute over-the-counter trades on an agency basis rather than on a principal basis (a practice known as "interpositioning"). In these situations, the broker used by the Firm may acquire or dispose of a security through a market-maker. The transaction may thus be subject to both a commission and a mark-up or mark-down. The Firm believes that the use of a broker in such instances is consistent with its duty of obtaining best execution for SGA Companies. The use of a broker can provide anonymity in connection with a transaction. In addition, a broker may, in certain cases, have greater expertise or greater capability in connection with both accessing the market and executing a transaction.]

          Brokers sometimes suggest a level of business they would like to receive in return for the various products and services they provide. Actual brokerage business received by any broker may be less than the suggested allocations, but can (and often does) exceed the suggestions, because total brokerage is allocated on the basis of all considerations described above. A broker is not excluded from receiving business because it has not been identified as providing research and products. However, SGA does maintain an internal allocation procedure to identify those brokers who have provided it with research and the amount of research they provided, and does endeavor to direct sufficient commissions to them to ensure the continued receipt of research SGA believes is useful. Research and brokerage services furnished by a broker may be used in servicing all of SGA's accounts, and such services need not be used by SGA exclusively for the benefit of the specific account(s) for which SGA used such broker to effect transactions.

          At least quarterly, the trading or accounting department shall prepare a report detailing, among other things, (i) each broker that has received commissions on advisory client trades, (ii) the total amount of commissions for such quarter and year-to-date paid to such broker and (iii) the amount of such commissions generating soft dollar credits. A separate quarterly report should be prepared, detailing (i) each broker providing products or services that are being soft dollared, and each product or service provided by such broker, (ii) the targeted annual commission amount to cover each such product or service (including any debit or credit balances carried forward from the prior year),
(iii) the amount of commissions paid year-to-date credited to each such soft dollar arrangement, and (iv) the remaining soft dollar target for the year for each such product or service.

          Other brokerage allocation policies may be adopted for each SGA
Company.

          2.4 PRINCIPAL AND AGENCY-CROSS TRANSACTIONS.

          Generally, transactions between the Firm or an Employee (including a joint securities or commodities brokerage or trading account in which the Employee has an interest, or an account over which the Employee exercises investment control or to which he or she provides investment advice (each, a "Proprietary Account" )), on one side, and an SGA Company, on the other side, are prohibited. If the Firm has an interest (e.g., a general partner interest) in an SGA Company, such SGA Company will generally be treated as a principal account, and transactions between it and another SGA Company will generally be prohibited.

          Agency-cross transactions between SGA Companies may be permissible under certain circumstances (e.g., "rebalancing" between two SGA Companies in which the Firm does not have an interest). Each agency-cross transaction shall be approved by the Chief Compliance Officer.

          Principal and agency-cross transactions must be effected for cash consideration at the current market price of the security, based on current sales data relating to transactions of comparable size. If no comparable sales data are available on the day in question, then the transaction shall be effected at a price equal to the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry. No brokerage commission or other remuneration shall be paid to the Firm in connection with such transaction, without the approval of, or in accordance with procedures adopted by, the Chief Compliance Officer.

          2.5 LIMITATIONS ON PERMITTED PERSONAL TRADING; REQUIRED PERSONAL TRADING APPROVALS.

          To better prevent insider trading and front-running, and to ensure the satisfaction of the Firm's fiduciary obligations to its advisory clients, the Firm has adopted certain restrictions on personal trading by employees of the Firm. Accordingly, two categories of securities have been identified: (i) Permitted Securities and (ii) Prohibited Securities.

          Permitted Securities

                    Employees, for investment purposes, are permitted to invest in open-end mutual funds, money market funds, unit trusts, U.S. Government and Agency securities, or municipal securities, and to close out of pre-existing investment positions, subject to the restrictions provided herein (all such instruments, "Permitted Securities" ). With respect to open-ended mutual funds, prior approval is not necessary except in the case of The John Hancock Funds, U.S. Global Leaders Growth Fund and U.S. Global Leaders Growth Trust. These Funds require prior approval by the Chief Compliance Officer or an SGA Principal.

          Prohibited Securities

                    Employees are prohibited from trading in any partnership and limited liability company interests (including, without limitation, interests in private investment funds), common stock, options, bonds and other debt instruments, participations, convertible securities, warrants, futures contracts, currencies, commodities, and any other derivative instruments, but excluding Permitted Securities (all such instruments, "Prohibited Securities" ).

                    An Employee shall not trade in securities (other than Permitted Securities for investment purposes), even for the purpose of closing out a pre-existing investment position, for a Proprietary Account or for the account of any person (other than an SGA Company), unless such trade had been specifically approved in writing in advance by the Chief Compliance Officer.* Any transaction that requires such a prior written approval will be canceled by the end

----------
* Each Principal of the Firm, including the Chief Compliance Officer must obtain prior written approval for his or her own personal securities trades, if such approval is required, from the other named person.

          of the business day. A Personal Securities Trading Request Form, in the form of Exhibit A attached hereto, will be provided by the Chief Compliance Officer to any Employee seeking approval of a personal securities trade for which prior written approval is required. The Chief Compliance Officer shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee. Notification of approval or denial to trade may be orally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee within 24 hours of the oral notification.

                    In evaluating whether to approve a proposed transaction relating to a Prohibited Security, the Chief Compliance Officer may consider, among other factors, the following:

                    (a) whether the security, or any other instrument of the issuer of such security, is held or managed by an SGA Company, and

                    (b) whether the Employee has agreed to hold such securities for at least 30 days following acquisition (provided that the security does not move +/- 10% from the employee's average cost during such holding period).

          When any security is recommended to be bought or sold for an SGA Company, and a position in that security or in any other security of the same issuer has been held in a Proprietary Account of such Employee since the commencement of such Employee's association with the Firm or, to such Employee's reasonable knowledge, in the personal account of an immediate family member** of such Employee at such time, such Employee must affirmatively disclose such information to the Chief Compliance Officer prior to making such recommendation or executing such transaction, as the case may be. The Chief Compliance Officer may restrict such Employee from buying or selling the security for his or her Proprietary Account.

          Each Employee is required to identify to the Chief Compliance Officer, within 10 days of his/her initial hire date and thereafter at least annually, all securities and commodities brokerage and trading accounts which constitute Proprietary Accounts with respect to such Employee (other than accounts in which such Employee trades only in Permitted Securities for investment purposes). In addition, each Employee must immediately inform the Chief Compliance Officer any time such Employee opens a new such brokerage or trading account.

          Each Employee shall arrange for duplicate copies of all account statements relating to his or her Proprietary Accounts (other than statements relating to accounts in which such Employee trades only in Permitted Securities for investment purposes) to be sent by the broker-dealer directly to the Chief Compliance Officer at least monthly, at the same time as they are sent to such Employee.

          Prior to arranging a personal loan with a financial institution that would be collateralized by securities held in a Proprietary Account (other than Permitted Securities), an Employee must obtain the written approval of the Managing Partner or the Chief Compliance Officer as if such financing arrangement constituted a sale of such securities by the Employee.

          2.6 FRONT-RUNNING.

          An Employee may not, without the prior written approval of the Chief Compliance Officer or, in her absence, Gordon Marchand, execute a transaction in a security,

----------
** For purposes of this Manual, "immediate family member" includes any relative, spouse, or relative of the spouse of an Employee, and any other adult living in the same household as the Employee.

other than a Permitted Security, for a Proprietary Account if at the time (i) an order for an SGA Company for the same security (or for a related security, option, derivative or convertible instrument) remains unexecuted, in whole or in part, or (ii) the Firm is considering same-way trades in that security (or in a related security, option, derivative or convertible instrument) for one or more SGA Companies.

          Exceptions to this policy shall only be made with the approval of the Chief Compliance Officer or Gordon Marchand.

     2.7  INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS.

Initial Public Offerings (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to reporting requirements of sections 13 or 15(d) of the 1934 Act.

Private Placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     No principal or associate of the firm shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement or security in an initial public offering without the prior approval of the Firm's Compliance Officer, Ms. Mary Greve (or in her absence Mr. Gordon Marchand, a firm principal). This approval shall take into account whether the investment opportunity should be reserved for the clients of the firm, whether the opportunity is being offered to an individual by virtue of his or her position with the firm and any other relevant factors. If a principal or associate of the firm has purchased a covered security in a private placement or initial offering, then (a) such individual must disclose his or her ownership of the covered security if he or she has a material role in the firm's subsequent consideration to purchase the covered security and (b) a firm's decision to purchase the covered security will be reviewed by a firm principal with no personal interest in the issuer.

                                    PART III

                               CLIENT SOLICITATION

          The Firm and each Employee are subject to strict requirements under Federal laws not to employ any "device, scheme or artifice to defraud any client or prospective client." The SEC interprets this general requirement to apply to the contents of advertising or promotional materials, including, without limitation, offering documents and materials related to the SGA Companies, used by the Firm. Rule 206(4)-1(b) promulgated under the Advisers Act defines the term "advertisement" to include any written communication addressed to more than one person, or any notice or announcement in any publication, or by radio or television, which offers any analysis, report or publication regarding securities, any graph, chart, formula or other device to be used in making any determination as to which securities to buy or sell or when to buy or sell them, or any other investment advisory services regarding securities. This broad definition generally encompasses seminar and telephone scripts and form letters, and probably includes the standardized written material in booklets used by advisers for presentations to prospective clients. To best assure compliance with applicable anti-fraud rules, the Firm takes the position that all communications (whether written or in electronic format) that could possibly be viewed as "promotional" should comport with rules applicable to investment adviser advertisements.

          Whether promotional or marketing material is misleading depends on all the relevant facts and circumstances. According to the SEC staff, whether any particular advertisement is false or misleading depends on the facts and circumstances involved in its use, including:

               (i)  the form and content of the advertisement;

               (ii) the implications or inferences arising out of the
                    advertisement in its total context; and

               (iii) the sophistication of the prospective client.

          In order to ensure compliance with the applicable laws, no Employee may, orally or in writing with respect to any SGA Company, (i) suggest, much less guarantee, a specific investment result (such as by indicating that there will be a gain, or no loss); (ii) predict future performance; or (iii) imply the possibility of quick profits. All promotional material with respect to the SGA Companies must adopt a balanced approach, indicating the risk of loss to offset any references to profit potential.

          The use of testimonials in the Firm's promotional material is prohibited. While not defined in the Advisers Act, a "testimonial" is generally understood to include any statement by a former or present advisory client which endorses the adviser or refers to the client's favorable investment experience with the adviser. Testimonials are prohibited on the ground that they are deemed likely to create a deceptive or mistaken inference that all of the adviser's clients typically experience the same favorable results as those of the person providing the testimonial.

          In addition, reference to past results of specific past trades (as opposed to the overall performance of an SGA Company since inception) is generally prohibited, due to concerns over "cherry picking".

          In order to ensure compliance with the above-mentioned restrictions, no Employee may send any promotional material, or make or participate in a solicitation presentation, to a client or prospective client without first obtaining the approval of the Chief Compliance Officer or, in her absence, Gordon Marchand of the contents of such material or the issues to be discussed in such presentation, as the case may be.

                                    PART IV

                                EMPLOYEE CONDUCT

          4.1 CONFLICTS OF INTEREST.

          In order to discharge the Firm's duties in the best interests of its clients, it is essential that Employees' potential conflicts of interest with those of the Firm or the SGA Companies be immediately disclosed to the Firm so they can be appropriately addressed. Furthermore, in order to avoid unnecessary conflicts of interest, no Employee should, without the prior written consent of the Chief Compliance Officer:

               (a) rebate, directly or indirectly, to any person, firm, corporation or association any part of the compensation received from the Firm as an Employee;

               (b) accept, directly or indirectly, from any person, firm, corporation or association, other than the Firm, compensation or consideration of any nature whatsoever, as a bonus, commission, fee, gratuity or otherwise, in connection with any transaction on behalf of the Firm or an SGA Company; provided, that this restriction shall not apply to consideration with a value less than $75.00 or to admission tickets to sporting events, concerts or other performances; or

               (c) own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned.

          4.2 DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS.

          The securities industry is highly regulated. As a result, there often is a need for contact with the regulators. If an Employee is contacted by a government official or industry regulator (including, but not limited to, representatives of the SEC or CFTC, a state securities commission, a self-regulating organization such as the NASD or NFA, or a criminal prosecutor's office such as the District Attorney or U.S. Attorney), whether by telephone, letter or office visit, the Employee may not, under any circumstances, engage in any discussion with the contacting party, or take any other action in response to such contact, other than (i) advising the contacting party that all Employees are under standing instructions to refer all such inquiries to counsel for action and (ii) notifying the Chief Compliance Officer for advice and counsel.

          It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Such obligations include the filing of appropriate Federal, state and local tax returns, as well as the filing of any applicable forms or reports required by governmental bodies.

          4.3 PUBLICITY; DEALINGS WITH THE MEDIA.

          Since securities of SGA Companies are being offered to sophisticated investors on a private placement basis, any public advertisement or communication related to the SGA Companies may be deemed a prohibited general solicitation, resulting in a violation of Federal securities laws. Accordingly, in order to avoid prohibited publicity, no Employee may address third parties (such as members of the media) regarding information about the Firm, the SGA Companies or any portfolio positions thereof, without the consent of the Chief Compliance Officer, and requests by any such third parties for information about the Firm or the SGA Companies should be directed to the Chief Compliance Officer.

          4.4 DIRECTORSHIPS; OUTSIDE ACTIVITIES.

          Prior to accepting a position as an officer or director of any company, an Employee must obtain approval from the Chief Compliance Officer. For so long as an Employee sits as a director on the board of any company, or serves in a similar capacity with respect to any company, such company shall be placed on the SGA Companies' restricted list. So long as it remains on such list, securities of such company may not be purchased or sold (unless from or to the issuer) on behalf of any SGA Company, absent prior written consent from counsel to, or another appropriate senior officer of, such company.

          In the event that an Employee serves as a director or in a similar capacity with respect to any company whose securities are held in one or more SGA Company accounts, any director's fees or other similar compensation payable by such company to such Employee shall instead be paid, or promptly transferred by such Employee, to such SGA Companies on a pro-rata basis, in accordance with their respective interests in such company.

          All outside activities by an Employee involving the publication of articles, or radio or television appearances, must be approved beforehand by the Managing Partner or the Chief Compliance Officer, even if not related directly to the Firm's business.

          4.5 CONFIDENTIALITY.

          Information regarding advice furnished by the Firm to its clients, nonpublic data furnished to the Firm by any client, work product of the Firm's investment and trading staffs, and other proprietary data and information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record, and former, existing and potential clients), is the exclusive property of the Firm. Any Employee in possession of such information must keep it strictly confidential, and may not disclose it to third parties or use it for the benefit of any person other than the Firm. Any violation of the foregoing restriction without the permission of a Principal of the Firm is grounds for immediate dismissal.

          4.6 INVOLVEMENT IN LITIGATION.

          An Employee should immediately advise the Chief Compliance Officer if he or she (i) becomes involved in or is threatened with litigation, an administrative investigation, or legal or disciplinary proceedings of any kind,
(ii) is subject to any judgment, suspension, order or arrest, or (iii) is contacted by any governmental or regulatory authority.

          4.7 ANNUAL ACKNOWLEDGMENT.

          At least annually, each Employee shall sign an Employee Annual Acknowledgement Form in the form of Exhibit B hereto, confirming his or her receipt and understanding of, and agreement to abide by, the policies and procedures described in this Manual, and certifying that he or she has reported all personal securities transactions (other than transactions in Permitted Securities made for investment purposes) since the date of such Employee's last such acknowledgment.

          New Employees must sign the Employee Annual Acknowledgment Form before commencing activities on behalf of the Firm or the SGA Companies.

                                     PART V

                                   HARASSMENT

          In order to provide all Employees with a professional work environment, the Firm has adopted an anti-harassment policy that includes a prohibition against harassment of any kind and procedures for reporting and investigating harassment complaints. All Employees are required to familiarize themselves with and abide by the Firm's anti-harassment policy, a copy of which is attached hereto as Annex B.

                                    PART VI

              AN ELECTRONIC COMMUNICATIONS AND INTERNET USE POLICY

          In order to provide all Employees with a professional work environment, the Firm has adopted an electronic communications and internet use policy that governs the use of and access to the Firm's computer resources. All Employees are required to familiarize themselves with and abide by the terms of such policy, a copy of which is attached hereto as Annex C.

                                    PART VII

                                   COMPLIANCE

          The Chief Compliance Officer, in coordination with the other Principal of the Firm, shall be responsible for general administration of the policies and procedures set forth in this Manual. The Chief Compliance Officer shall review all reports submitted pursuant to this Manual, answer questions regarding the policies and procedures set forth in this Manual, update this Manual as may be required from time to time, and arrange for appropriate records to be maintained, including copies of all reports and forms submitted under this Manual. The Chief

Compliance Officer shall also arrange for appropriate Employee briefings on the policies and procedures reflected in this Manual, as determined to be appropriate from time to time by the Chief Compliance Officer.

          The Chief Compliance Officer, in coordination with the other Principal, may waive any requirement under this Manual if the facts and circumstances warrant such waiver.

     The Chief Compliance Officer shall investigate any possible violations of the policies and procedures set forth in this Manual to determine whether sanctions should be imposed, which may include, inter alia, a letter of censure or suspension, termination of employment, or such other course of action as may be deemed appropriate, and shall report his findings and recommendations to the Firms Principals for action. The Firm's Chief Compliance Officer will provide to the Firm's Board of Directors at each meeting a written report that describes any issues arising under the code of ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations.

     In addition the Firm's Compliance Officer will provide to the Firm's Board of Directors as well as any registered investment companies that are managed by the Firm, a written certification indicating that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

                                   PART VIII

                               EMPLOYMENT AT WILL

          This Manual is not a contract of employment and does not create any express or implied promises to any Employee or guarantee any fixed terms. This Manual does not alter the "employment at will" relationship in any way. Employment at will means that either the Employee or the Firm may terminate the employment relationship for any reason at any time, with or without notice.

                                                                         ANNEX A

                             POLICIES AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

     SECTION I. POLICY STATEMENT ON INSIDER TRADING.

          The Firm forbids any of its Employees from trading, either personally or on behalf of others (including, but not limited to, the SGA Companies), on material nonpublic information, or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every Employee and extends to activities within and outside Employees' duties at the Firm. Every Employee must read and retain this Policy Statement. Any questions regarding this Policy Statement should be referred to the Chief Compliance Officer, who is responsible for monitoring this Policy Statement and the procedures established therein.

   THIS POLICY STATEMENT APPLIES TO THE FIRM, EMPLOYEES AND THE SGA COMPANIES

          The term "insider trading" is not defined under Federal securities laws, but is generally understood to refer to the use of material nonpublic information, and to the communication of material nonpublic information to others, to trade in securities (whether or not one is an "insider" of the issuer of the securities being traded).

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               (i) trading by an insider while in possession of material nonpublic information;


                                    Annex A-1

               (ii) trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

               (iii) an insider, or a non-insider described in clause (ii)
                    above, from communicating material nonpublic information to others.

          The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions, you should consult the Chief Compliance Officer.

          WHO IS AN INSIDER?

          The concept of "insider" is broad. It includes all employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for company purposes. The Firm may become a temporary insider of a company it advises or for which it performs other services. Temporary insiders can also include, among others, a company's law firm, accounting firm, consulting firm and banks, and the employees of such organizations.

          WHAT IS MATERIAL INFORMATION?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as (i) information as to which there is a substantial likelihood that a reasonable investor would consider it important in making its investment decisions, (ii) information that, if publicly disclosed, is reasonably certain to have a


                                    Annex A-2
substantial effect on the price of a company's securities, or (iii) information that could cause insiders to change their trading patterns. Information that Employees should consider material includes, without limitation, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and significant new products, services or contracts.

          Material information can also relate to events or circumstances affecting the market for a company's securities. For example, in 1987 the U.S. Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

          WHAT IS NONPUBLIC INFORMATION?

          Information is nonpublic until such time as it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public. In addition, if information is being disseminated to traders generally by brokers or institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from a corporate insider.


                                    Annex A-3

          BASES FOR LIABILITY.

          Fiduciary Duty Theory

          In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship. A relationship must exist between the parties to a transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or will refrain from trading.

          In 1983, the Supreme Court stated that an outsider can acquire the fiduciary duties of an insider (i) by entering into a confidential relationship with a company through which the outsider gains material nonpublic information (e.g., attorneys, accountants, underwriters or consultants), or (ii) by becoming a "tippee" if the outsider is, or should have been, aware that it has been given confidential information by an insider who has violated its fiduciary duty to the company's shareholders.

          However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

          Misappropriation Theory

          Another basis for insider trading liability is the "misappropriation theory", where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from another person. The Supreme Court found, in 1987, that a columnist defrauded The Wall Street Journal when he stole information from The Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory


                                    Annex A-4
can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

          PENALTIES FOR INSIDER TRADING.

          Penalties for trading on or communicating material nonpublic information are severe, both for entities involved in such unlawful conduct and their employees. A person can be subject to some or all of the following penalties, even if he or she does not personally benefit from the violation. Penalties include:

          -    civil injunctions;

          -    treble damages;

          -    disgorgement of profits;

          -    jail sentences; and

          - fines for the person who committed the violation of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided.

          In addition, any violation of this Policy Statement can be expected to result in severe sanctions by the Firm and its affiliates, including dismissal of any Employees involved.

SECTION II. PROCEDURES TO IMPLEMENT THE FIRM'S POLICIES AGAINST INSIDER TRADING.

          The following procedures have been established to aid Employees in avoiding insider trading, and to aid the Firm in preventing, detecting and imposing sanctions against insider trading. Every Employee must follow these procedures or risk serious sanctions, which may include dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer.


                                    Annex A-5

          IDENTIFY INSIDE INFORMATION.

          Before trading for yourself or others (including an SGA Company) in the securities of a company about which you may potentially have inside information, ask yourself the following questions:

          (i) Is the information material? Is this information that an investor would consider important in making its investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? Is this information which could cause insiders to change their trading habits?

          (ii) Is the information nonpublic? To whom has this information been provided? Has the information been filed with the SEC, or been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation, or by appearing on the wire services?

          If, after consideration of the above, you believe that the information is material and nonpublic, or if you have a question as to whether the information is material and nonpublic, you should take the following steps:

          (i) Immediately report the matter to the Chief Compliance Officer (or, in her absence, Gordon Marchand).

          (ii) Do not purchase or sell the securities on behalf of yourself or others, including the SGA Companies.


                                    Annex A-6

          (iii) Do not communicate the information to anyone inside or outside the Firm, other than to the Chief Compliance Officer (or, in her absence, Gordon Marchand).

          After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

          PERSONAL SECURITIES TRADING.

          All personal trading by Employees is subject to the procedures set forth in Section 2.5 of this Manual.

          RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION.

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided in Section II of this Annex A ("Procedures to Implement the Firm's Policies Against Insider Trading"). The Firm is establishing this policy to help avoid conflicts, appearances of impropriety, and the misuse of confidential, proprietary information. In addition, care should be taken so that all material nonpublic information is secure. For example, files containing material nonpublic information should be sealed, and access to computer files containing material nonpublic information should be restricted.

          RESOLVING ISSUES CONCERNING INSIDER TRADING.

          If, after consideration of the items set forth in this Annex A, doubt remains as to whether information is material or nonpublic, or if there are any unresolved questions as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action,


                                    Annex A-7
these matters must be promptly discussed with the Chief Compliance Officer (or, in her absence, Gordon Marchand) before trading on the information or communicating it to anyone.

SECTION III. SUPERVISORY PROCEDURES

          The role of the Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policies and procedures against insider trading. Supervisory procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.

          PREVENTION OF INSIDER TRADING.

          To help prevent insider trading, the Chief Compliance Officer should:

          (i) familiarize all new Employees with the Firm's policies and procedures;

          (ii) answer questions regarding the Firm's policies and procedures;

          (iii) resolve issues of whether information received by an Employee is material and nonpublic;

          (iv) review at least annually, and update as necessary, the Firm's policies and procedures;

          (v) when it has been determined that an Employee possesses material nonpublic information, implement measures to prevent dissemination of such information and, if necessary, restrict Employees from trading in the affected securities; and

          (vi) promptly review each request by an Employee for clearance to trade in specified equity securities or corporate debt securities.


                                    Annex A-8

          DETECTION OF INSIDER TRADING.

          To help detect insider trading (and to monitor against front-running), the Chief Compliance Officer should:

          (i) review all brokerage statements submitted with respect to each Employee;

          (ii) review the trading activity of the SGA Companies; and

          (iii) compare such statements with such activity reports to determine the existence (or absence) of any suspicious personal trading patterns.


                                    Annex A-9

                                                                         ANNEX B

                             ANTI-HARASSMENT POLICY

          It is the policy of the Firm to maintain a work environment in which all Employees are treated with respect and dignity. Each of us has the right to work in a professional atmosphere that prohibits discriminatory practices, including sexual harassment and harassment based on race, color, religion, gender, national origin, sexual orientation, marital status, age, disability, or any other characteristic protected by law. Harassment, whether verbal, physical or environmental, is unacceptable and will not be tolerated by the Firm. The purposes of this Anti-Harassment Policy are to educate all Employees about what may constitute harassment, to notify everyone who works at the Firm that the Firm will not condone or tolerate harassment, and to establish a procedure that encourages anyone who feels they have been subjected to harassment to report such conduct to representatives of the Firm, who will investigate and respond to any report.

SECTION I. DEFINITION OF HARASSMENT BASED ON RACE, COLOR, RELIGION, GENDER,
           NATIONAL ORIGIN, AGE OR DISABILITY

          Harassment is verbal or physical conduct that denigrates or shows hostility or aversion towards an individual because of his or her race, color, religion, gender, national origin, sexual orientation, marital status, age, disability, or other characteristic protected by law (or that of any other person with whom that individual associates). For example, racial harassment includes harassment based on an immutable characteristic associated with race (e.g., skin color or facial features); religious harassment includes demands that an employee alter or renounce some religious belief in exchange for job benefits; and sexual harassment is defined more specifically below. It is the policy of the Firm to prohibit behavior which: (1) has the purpose or effect of creating an intimidating, hostile or offensive work environment; (2) has the purpose or


                                   Annex B-1
effect of unreasonably interfering with an individual's work performance; or (3) otherwise adversely affects an individual's employment opportunities.

          It is not easy to define exactly what will constitute harassment based on race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or other characteristic protected by law. However, regardless of whether any single instance of behavior described below rises to the level of harassment, it is the Firm's policy that such behavior is inappropriate and offensive, and it will not be tolerated. Examples of behavior that violate this policy and may constitute harassing conduct include, but are not limited to:

          - epithets, slurs, quips, or negative stereotyping that relate to race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or any other characteristic protected by law;

          - threatening, intimidating or hostile acts that relate to race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or any other characteristic protected by law;

          - written or graphic material (including graffiti) that denigrates or shows hostility or aversion toward an individual or group because of race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or any other characteristic protected by law, and that is placed on walls, bulletin boards or elsewhere on the Firm's premises, or circulated or displayed in the workplace; and

          - "jokes", "pranks" or other forms of "humor" that are demeaning or hostile with regard to race, color, religion, gender, national origin, marital status,


                                    Annex B-2
               sexual orientation, age, disability, or any other characteristic protected by law.

SECTION II. DEFINITION OF SEXUAL HARASSMENT

          As defined by the courts and by the Equal Employment Opportunity Commission, sexual harassment includes unwelcome or unwanted gender-based conduct: (1) when an employee's submission to or rejection of such conduct affects decisions regarding hiring, evaluation, promotion or any other aspect of employment; or (2) when such conduct substantially interferes with an individual's employment or creates an intimidating, hostile or offensive work environment.

          The Firm prohibits any inappropriate or offensive behavior, including, but not limited to:

          -    coerced sexual acts;

          - express or implied demands for sexual favors in exchange for favorable reviews, assignments, promotions, continued employment, or promises of continued employment;

          - touching or assaulting an individual's body, or staring, in a sexual manner;

          - graphic, verbal commentary about an individual's body or sexuality;

          - unwelcome or offensive sexual jokes, sexual language, sexual epithets, sexual gossip, sexual comments or sexual inquiries;

          -    unwelcome flirtations, advances or propositions;


                                    Annex B-3

          - continuing to ask an employee for a date after the employee has indicated that he or she is not interested;

          -    sexually suggestive or obscene comments or gestures;

          - the display in the workplace of graphic and sexually suggestive objects, pictures or graffiti;

          - negative statements or disparaging remarks targeted at one gender (either men or women), even if the content of the verbal abuse is not sexual in nature; or

          - any form of retaliation against an employee for complaining about the type of behavior described above or for supporting the complaint of an alleged victim.

          The types of behavior described above as examples of sexual harassment, or of harassment based on race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or any other characteristic protected by law, are unacceptable not only in the workplace but also in other work-related settings, such as on business trips or at business-related social events.

SECTION III. INDIVIDUALS COVERED BY THE ANTI-HARASSMENT POLICY

          This policy covers all Employees. Any type of harassment, whether engaged in by fellow Employees, supervisors, partners, or non-Employees with whom the Employee comes into contact in the course of employment (e.g., service providers or contractors), is contrary to


                                    Annex B-4
this Anti-Harassment Policy and will not be tolerated. The Firm encourages the reporting of all incidents of harassment, regardless of whom the offender may be.

SECTION IV. REPORTING AND INVESTIGATING A COMPLAINT

          The Firm encourages individuals who believe they are being harassed to firmly and promptly notify the alleged offender that his or her behavior is offensive or unwelcome. However, whether or not you choose to discuss the incident with the alleged offender, we ask individuals who believe they have been subjected to harassment or discrimination to report the incident to the Chief Compliance Officer or another Principal of the Firm. The Firm cannot fulfill its obligations, and meet its goal of creating and preserving a workplace free of discrimination and harassment, unless the proper representatives are notified.

          We encourage prompt reporting of complaints so that rapid and appropriate action may be taken. Due to the sensitivity of these problems, however, we will not impose a time limitation for reporting harassment complaints. Late reporting of complaints will not, in and of itself, prevent the Firm from responding to the complaint.

          The Firm will not retaliate in any way against an Employee who makes a report of perceived harassment, nor will it permit any supervisor or other Employee to do so. Retaliation is a serious violation of the Firm's Anti-Harassment Policy, and anyone who feels they have been subjected to any acts of retaliation should immediately report such conduct. Any person who retaliates against another individual for reporting any perceived acts of harassment will be subject to appropriate disciplinary action, up to and including possible discharge.

          The Firm also encourages Employees to report perceived acts of harassment by clients, vendors, contract personnel, other service providers, and other non-Employees.

          All allegations of harassment will be promptly investigated. The Firm will endeavor to maintain confidentiality throughout the investigatory process to the extent practical


                                    Annex B-5
and appropriate under the circumstances. The Firm, however, has a legal obligation to act on all information received if it believes an individual may be engaging in wrongful conduct or a violation of law.

          If the Firm finds that this Anti- Harassment Policy has been violated, the harasser will be subject to appropriate disciplinary action. Although the specific corrective and disciplinary actions against the alleged harasser will be within the Firm's discretion, they may include oral or written reprimand, referral to appropriate counseling, withholding of a promotion or bonus, reassignment, temporary suspension and/or discharge. If the complainant or the alleged offender is dissatisfied with the outcome of the investigation, either individual has the right to seek reconsideration of the decision. The dissatisfied party should submit his or her written comments in a timely manner to the Chief Compliance Officer.

          The Firm recognizes that false accusations of harassment can cause serious harm to innocent persons. If an investigation results in a finding that the complainant knowingly and falsely accused another person of harassment, the complainant will be subject to appropriate disciplinary action, up to and including possible discharge.

          The Firm has developed this Anti-Harassment Policy to ensure that all Employees can work in an environment free from sexual harassment and from harassment based on race, color, religion, gender, national origin, marital status, sexual orientation, age, disability, or any other characteristic protected by law. We ask all Employees to work with us to accomplish that goal.


                                    Annex B-6

                                                                         ANNEX C

                ELECTRONIC COMMUNICATIONS AND INTERNET USE POLICY

          Access to electronic communication means and computer systems owned or operated by the Firm -- including, but not limited to, voice-mail, computer hardware and software, electronic mail ("E-mail") and the Internet (collectively, its "Communications Systems" ) -- imposes certain responsibilities and obligations. Access to its Communications Systems is granted solely at the Firm's discretion, and is subject to the Firm's policies and to applicable laws.

Business Use

          The Firm's Communications Systems are intended for business use only, both internally and externally. Although the Firm permits personal use of its Communications Systems, such personal use should be kept to a minimum.

          The Firm strictly prohibits the use of its Communications Systems in a way that may be harassing, disruptive, offensive, or harmful to morale. There is to be no display or transmission of sexually-explicit images, messages or cartoons, or any transmission or use of E-mail or other communication that contains ethnic slurs, racial epithets, or anything that may be construed as harassment or disparagement of others based on their race, color, religion, gender, national origin, sexual orientation, marital status, age, disability, or any other characteristic protected by law. This prohibition includes, but is not limited to, dissemination of information that contains profane language or panders to bigotry, sexism or other forms of discrimination, the use of messaging services or E-mail to harass, intimidate or otherwise annoy another person, and the transmission or storage of any information that contains obscene, indecent, lewd or lascivious material.


                                   Annex C-1

          Use of the Firm's Communications Systems should always reflect honesty, high ethical and moral responsibility, and respect for intellectual property rights, ownership of data and system security mechanisms. Creating, modifying, executing or re-translating any computer program with the intent of obscuring the true identity of the sender of an E-mail, including, but not limited to, the forgery of messages and/or the alteration of system and/or user data used to identify the sender of messages, is prohibited.

          Employees who use Communications Systems must refrain from deliberately engaging in activities that are intended to hinder another Employee's ability to do his or her work. Deliberate alteration of system files is vandalism, and is prohibited. Accessing any restricted files of the Firm, as well as computer "hacking" of any sort, is prohibited. No Employee may use the Firm's Communications Systems to create or propagate computer viruses, cause damage to files or any other component of the Communications Systems, or disrupt computer services.

          The Firm expects all Employees to exhibit restraint in their consumption of scarce resources. Because the Communications Systems are intensively used, playing games, experimenting with graphics tools, reading electronic news and other activities may be restricted at times. Users must comply with any priority the Firm imposes regarding the use of its Communications Systems.

Confidential Information

          In accordance with the Firm's policy regarding confidentiality of Firm information, all Employees should exercise utmost care when corresponding with non-Employees, and especially when transmitting the Firm's proprietary data or information via E-mail. Since E-mail makes it easier to redistribute or misdirect information to unauthorized recipients, E-mail is an inappropriate method of communicating certain types of confidential


                                    Annex C-2
information. Employees should consult their supervisor and the systems administrator before transmitting via E-mail highly sensitive or confidential information.

          The Firm requires its employees to use E-mail in a way that respects the confidential and proprietary information of others. Employees are prohibited from copying or distributing copyrighted material (e.g., software, database files, documentation and articles) using the Firm's E-mail system.

Access to Information

          The Firm reserves the right to review and disclose all electronic documents (i.e., word processing documents, spreadsheets, databases, and computer files of all other kinds) and messages (including, but not limited to, E-mails, voice-mails, and any other means of electronic communications) that are stored or processed on its Communications Systems, including documents and messages which do not relate to Firm business. Authorized representatives of the Firm may review such information for any purpose related to Firm business, including, but not limited to, retrieving business information, trouble-shooting hardware and software problems, preventing system misuse, investigating alleged or suspected misconduct, assuring compliance with software distribution policies, assuring compliance with applicable legal requirements, and complying with legal and regulatory requests for information.

          Employees should also be aware that others may access (i.e., view, listen to, copy, print, etc.) electronic documents and messages inadvertently. In addition, in some instances, some degree of retrieval may be possible even of electronic documents or messages that have been "deleted" by individual system users.

No Privacy Rights

          Given these circumstances and business requirements, the Firm does not guarantee the privacy of electronic documents and messages stored or processed on its


                                    Annex C-3

Communications Systems. In using the Firm's Communications Systems, all Employees waive any expectation of, or right to, privacy with regard to such use.

Enforcement of this Policy

          Any Employee who becomes aware of misuse of the Firm's Communications Systems should report the matter to the Chief Compliance Officer. Violation of this Electronic Communications and Internet Use Policy may subject an Employee to appropriate disciplinary action, up to and including termination.


                                    Annex C-4

                                                                       EXHIBIT A

                    PERSONAL SECURITIES TRADING REQUEST FORM

1.   Name of person seeking authorization:______________________________________

2.   Account for which approval is sought (e.g., personal, spouse, IRA):

     ___________________________________________________________________________

3.   Issuer: ___________________________________________________________________

4.   Class or type of security: ________________________________________________

5.   No. of units to be bought, sold, acquired, or disposed of:

     ___________________________________________________________________________

6.   Transaction is: ____ buy to position long
                     ____ buy to cover
                     ____ sell to position short
                     ____ sell to close
                     ____ other (specify: ________________)

7.   Broker-dealer to be used: _________________________________________________

     Signature of Person
     Seeking Authorization:

                                                 Date:
     ----------------------------                      ----------------------

                                   * * * * *

                     The foregoing transaction is approved.


                                            Date:
     ----------------------------                      ----------------------
     Name:
     Title:

     (Oral notification provided on ______________________ by ________________.)


                                   Exhibit A-1

                                                                       EXHIBIT B

                      EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

          The undersigned (the "Employee") acknowledges having received and read a copy of (i) the Compliance Manual and Code of Ethics, including all Annexes and Exhibits thereto, dated JULY 2003 (the "Manual" )* of Sustainable Growth Advisers, LP (the "Firm" ), and agrees to abide by the provisions thereof.

          The Employee further acknowledges and agrees that:

          a. The Employee will promptly disclose to the Firm's Chief Compliance Officer all of his or her Proprietary Accounts (other than accounts in which the Employee trades only in Permitted Securities for investment purposes). The Employee will arrange for duplicate copies of all account statements relating to each such Proprietary Account to be sent by the broker-dealer directly to the Chief Compliance Officer at least monthly, at the same time as they are sent to the Employee.

          b. The Employee will not trade on the basis of, or disclose to any third party, material nonpublic information or confidential information regarding any SGA Company, except as expressly provided in the Manual.

          c. The Employee will not engage in transactions involving securities appearing on a list of "Restricted Securities" that may be circulated from time to time by the Chief Compliance Officer, and will obtain the prior written approval of the Chief Compliance Officer for any trade (other than a trade in Permitted Securities for investment purposes) for a Proprietary Account or for the account of any person other than an SGA Company.

----------
* This Employee Annual Acknowledgment Form is an integral part of the Manual. Capitalized terms not defined herein shall have the respective meanings set out in the Manual.


                                   Exhibit B-1

          d. The Employee will not, without the prior approval of the Chief Compliance Officer, disclose to any third party any information that the Employee obtains regarding advice furnished by the Firm to its clients, nonpublic data furnished to the Firm by any client, work product of the Firm's investment and trading staffs, or other proprietary data or information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record, and former, existing and potential clients).

          e. The Employee will certify in writing to the Firm at least annually that he or she has reported to the Firm all securities transactions required by the Manual to be so reported since the date of the Employee's last such certification.

          f. The Chief Compliance Officer has provided an orientation to the Employee concerning the contents of the Manual, in the course of which the Employee was afforded an opportunity to ask questions of the Chief Compliance Officer about the policies and procedures established in the Manual.

          g. The Employee understands that his or her observance of the policies and procedures contained in the Manual is a material condition of the Employee's association with the Firm, and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by the Firm, as well as possible civil and criminal penalties. The Employee further understands that a willful or intentional breach of any Federal, state or local law may result in disciplinary action and/or termination by the Firm. The Employee acknowledges that any material misrepresentation, false statement or omission by him or her, either orally or in writing, in connection with his or her employment at the Firm may result in disciplinary action, including possible termination of such employment.


                                   Exhibit B-2

          h. The Employee also understands that they have an obligation to immediately report any actual or potential violations of the code by any employee, including themselves, to the Chief Compliance Officer or a Principal of SGA.

          By his or her signature below, the Employee pledges to abide by the policies and procedures described in the Manual, and affirms that he or she has not previously violated such policies or procedures and has reported to the Firm all personal securities transactions required thereby to be so reported in the most recent calendar year.

-------------------------------------   ----------------------------------------
Date                                    Name of Employee


                                        ----------------------------------------
                                        Signature of Employee


                                   Exhibit B-3